OFFICER/DIRECTOR INDEMNIFICATION AGREEMENT

     THIS AGREEMENT ("Agreement") is entered into and effective this 16th day of
December,   1996,  by  and  between  Maxxon,   Inc.,  an  Oklahoma   corporation
("Corporation"), and Gifford M. Mabie, ("Indemnified Party").

     WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation and its shareholders to agree to indemnify Indemnified Party (who is a Director and/or Officer of the Corporation) from and against certain liabilities for actions taken by the Indemnified Party during the performance of tasks for the Corporation.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Indemnification. The Corporation hereby agrees to indemnify and hold harmless Indemnified Party to the maximum extent possible under all applicable laws against any and all claims, demands, debts, duties, liabilities, judgments, fines and amounts paid in settlement and expenses (including attorneys' fees and expenses) actually and reasonably incurred by Indemnified Party in connection with the investigation, defense, negotiation and settlement of any such claim or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnified Party is or becomes a party, or is threatened to be made a party, by reason of the fact that Indemnified Party is an officer or a director of the Corporation or any of its subsidiaries.

     2. Limitations on Indemnity. No indemnity pursuant to this Agreement shall be made by the Corporation:

        (a) For the amount of such losses for which the Indemnified Party is indemnified pursuant to any insurance purchased and maintained by the Corporation; or

        (b) In respect to remuneration paid to Indemnified Party if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

        (c) On account of any suit in which judgment is rendered against Indemnified Party for an accounting of profits made (i) for an improper personal profit without full and fair disclosure to the Corporation of all material conflicts of interest and not approved thereof by a majority of the disinterested members of the Board of Directors of the Corporation; or (ii) from the purchase or sale by Indemnified Party of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law; or

        (d) On account of Indemnified Party's conduct which is finally determined to have been knowingly fraudulent, deliberately dishonest or willfully in violation of applicable law for which the corporation suffered actual financial damages; or

        (e) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

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     3.  Continuation  of  Indemnity.  All  agreements  and  obligations  of the
Corporation contained herein shall continue during the period Indemnified Party is an officer or director of the Corporation or a subsidiary and thereafter so long as Indemnified Party shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnified Party was an officer or a director of the Corporation or any subsidiary.

     4. Notification and Defense of Claim. Within 30 days after receipt by Indemnified Party of notice of any claim or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Indemnified Party has a right to Indemnification hereunder, Indemnified Party will notify the Corporation of the commencement thereof. With respect to any such action, suit or proceeding as to which Indemnified Party notifies the Corporation of the commencement thereof:

        (a) The Corporation will be entitled to participate therein at its own expense; and

        (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to Indemnified Party. After notice from the Corporation to Indemnified Party of its election to assume the defense thereof, the Corporation will not be liable to Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnified Party shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnified Party, unless (i) the employment of counsel by Indemnified Party has been authorized by the Corporation, (ii) Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnified Party in the conduct of the defense of such action, (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation, or (iv) unless the Indemnified Party reasonably and in good faith asserts defenses and theories of defense not asserted by the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnified Party shall have made the conclusion provided for in (ii) or (iv) above.

        (c) Either party may settle any matter, without the consent of the other, but in such event, the indemnification provided for herein shall be of no force or effect with respect to such settlement. The Corporation shall not be liable to indemnify
                Indemnified Party under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnified Party without Indemnified Party's written consent. Neither the Corporation or Indemnified Party will unreasonably withhold their consent to any proposed settlement.

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     5. Repayment of Expenses.  Indemnified  Party agrees that Indemnified Party will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnified Party in the event and only to the extent that Indemnified Party is finally determined that Indemnified Party is not entitled to be indemnified by the Corporation for such expenses under the Corporation's charter or bylaws, this Agreement or under applicable law.

     6. Enforcement.

        (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnified Party to serve as an officer and/or director of the Corporation or any subsidiary thereof, and acknowledges that Indemnified Party is relying upon this Agreement as part of the consideration for so acting.

        (b) In the event Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnified Party for all of Indemnified Party's reasonable attorneys' and other fees and expenses in bringing and pursing such action.

     7. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     8. Governing Law; Binding Effect; Amendment and Termination.

        (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oklahoma.

        (b) This Agreement shall be binding upon Indemnified Party and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnified Party, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

        (c) No amendment, modification, termination or change of this Agreement shall be effective unless it is signed by both parties hereto.

     9. Additional Rights. This Agreement is in addition to, and not in lieu of, any other right to indemnification under the Corporation's corporate charter, bylaws, insurance contracts or otherwise at law or in equity.

                                      Officer/Director Indemnification Agreement
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     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on and as of the day and year first above written.

                                       MAXXON, INC.

                                       By: ______________________________
                                       Gifford M. Mabie, Chairman and President

                                       Indemnified Party:

                                       ----------------------------------
                                       Name: Gifford M. Mabie
                                       Capacity:  Chairman, President and Chief

                                                  Executive Officer

                                      Officer/Director Indemnification Agreement
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